FOR IMMEDIATE RELEASE

FORWARD REPORTS FISCAL 2010 SECOND QUARTER RESULTS

Pompano Beach, FL – May 5, 2010 – Forward Industries, Inc. (NASDAQ:FORD), a designer and distributor of custom carrying case solutions, today announced financial results for its second fiscal quarter ended March 31, 2010.

Fiscal 2010 Second Quarter Financial Results – Compared to Fiscal 2009 Second Quarter:

  Net sales increased $163 thousand, or 4%, to $4.4 million in the 2010 Quarter due primarily to an increase in diabetic products sales of $0.4 million, or 13%. Net sales of “other products” decreased $0.2 million, or 21%, caused by the continuing decline in cell phone accessory product sales.

  Gross profit increased $0.3 million, or 50%, to $1.0 million in the 2010 Quarter resulting from the 4% increase in sales revenues and a 5% decrease in cost of goods sold. As a percentage of sales, gross profit was 23% in the 2010 Quarter compared to 16% in the 2009 Quarter.

  Operating expenses decreased $0.3 million, or 21%, to $1.1 million in the 2010 Quarter due primarily to a reduction in selling personnel costs and related travel and entertainment and automobile allowance expenses, and to a lesser extent to smaller decreases in other components of general and administrative expenses.

  Other (expense) income (mainly foreign currency transaction losses plus interest income) declined $89 thousand to $21 thousand in the 2010 Quarter due primarily to lower average interest rates on slightly lower cash balances in the 2010 Quarter.

  Net loss was $0.1 million, or $(0.01) per share, in the 2010 Quarter compared to net loss of $1.1 million, or $(0..13) per share, in the 2009 Quarter as a result of the increase in gross profit, decrease in operating expenses, and the decrease in income tax expense.

Fiscal 2010 Six-Month Period Financial Results – Compared to six-month period ended March 31, 2009:

  Net sales decreased $1.0 million, or 11%, to $8.5 million in the 2010 Period due declines in sales of diabetic products and “Other Products” (which includes cell phone product sales) of $0.6 million and $0.4 million, respectively.

  Gross profit increased $0.3 million, or 19%, to $1.9 million in the 2010 Period, resulting from a 17% decrease in cost of goods sold. As a percentage of sales, gross profit was 22% in the 2010 Period compared to 17% in the 2009 Period.

  Operating expenses decreased $0.5 million, or 19%, to $2.2 million in the 2010 Period due primarily to reductions in selling personnel costs and related travel and entertainment and automobile allowance and to a lesser extent decreases in components of general and administrative expenses.

  Other income (mainly foreign currency transaction losses plus interest income) declined $170 thousand to $14 thousand in the 2010 Period due primarily to lower average interest rates on slightly lower cash balances in the 2010 Period.

  Net loss was $0.3 million, or $(0.04) per share, in the 2010 Period compared to net loss of $1.3 million, or $(0.16) per share, in the 2009 Period as a result of the increase in gross profit, decrease in operating expenses, and decrease in income tax expense.

Douglas W. Sabra, Forward’s President and Chief Executive Officer, commented, “Our operating loss narrowed in the 2010 quarter due to lower operating expenses and improved gross profit on a slightly higher revenue base, both of which were achieved as a result of our recent cost cutting efforts.”

Mr. Sabra continued: “I am encouraged that we are seeing some improvement in our operating results.  In the quarter we were able to increase sales, improve our margins, decrease operating expenses and narrow our operating loss.  It is clear that we have more work ahead of us to return the Company to profitability and achieve our goal of expanding our customer base and product portfolio. In that regard, we believe that our efforts are meeting with some preliminary success, as we have received small, initial orders from first time customers. We believe that discussions with these first time customers regarding larger orders, as well as prospective customers regarding initial orders, have been constructive and positive, but we believe that progress in reducing customer concentration in significant measure is uncertain at this time.”

These efforts are being conducted without losing sight of our broader strategic goal of completing an acquisition or other business combination. Our cost containment initiatives have allowed us to conserve our cash balances in order to enhance our ability to achieve that goal.  In that regard, we remain very active with our investment banker, Morgan Joseph & Co. Inc., in identifying and evaluating prospective targets. We have evaluated several transactions, but for valuation, due diligence concerns, or structuring issues, we have determined that none of these transactions would be in the best interests of our shareholders or the Company.”

The tables below are derived from the Company’s unaudited, condensed consolidated financial statements included in its Form 10-Q filed today with the Securities and Exchange Commission.  Please refer to the Form 10-Q for complete financial statements and further information regarding the Company’s results of operations and financial condition relating to the six-month period ended March 31, 2010, as well as the Company’s Form 10-K for the fiscal year ended September 30, 2009, for additional information.

Note Regarding Forward-Looking Statements

In addition to the historical information contained herein, this news release contains forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are subject to risks and uncertainties. Actual results may differ substantially from those expressed or implied in such forward looking statements due to a number of factors. Such risk factors include but are not limited to those discussed in Item 2, Part I, “Management's Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Report on Form 10-Q filed today with the SEC, as well as in “Risk Factors” included in our Annual Report on Form 10-K for the fiscal year ended September 30, 2009, which factors are incorporated herein by reference.

Such risk factors include, among others: the loss of any key customer or material sales in our Diabetic Products line, where customer and sales concentration are high; a significant change in the Company’s relationship with one or more key customers (including changes affecting their businesses); the loss of a key sales personnel who has significant influence on our relationships with some of our largest customers; whether important customers reduce or discontinue inclusion of carry solutions “in box” with their electronic products; the concentration of our accounts receivable in a small number of customers and our ability to collect payment; the adverse impact of customer pricing pressures on gross margins ; fluctuations in foreign currency exchange rates that could result in increased costs or reduced revenues; levels of demand and pricing generally for electronic devices sold by our customers for which we supply carry solutions; the development of quality control, delivery, or pricing issues involving our Asian suppliers; uncertainties in the financial and credit markets; changes in, governmental regulations; variability in order flow from our OEM customers; the impact on our business of an acquisition or the failure to make an acquisition; and losses on our uninsured cash balances at commercial banks where a failure occurs.

About Forward Industries

Forward Industries, Inc. designs and distributes custom carrying case solutions primarily for cellular phones and home medical diagnostic equipment  Forward’s products can be viewed online at www.fwdinnovations.com and www.forwardindustries.com .

CONTACT:

Forward Industries, Inc.

James McKenna, CFO

(954) 419-9544

FORWARD INDUSTRIES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	(UNAUDITED)		(UNAUDITED)
	Three Months Ended March 31,		Six Months Ended March 31,
	2010	2009	2010	2009
Net sales.............................................................................	$4,419,681	$4,256,951	8,546,453	$9,563,593
Cost of goods sold..............................................................	3,425,938	3,593,423	6,628,515	7,956,062
Gross profit........................................................................	993,743	663,528	1,917,938	1,607,531

Operating expenses:
Selling...........................................................................	533,286	748,576	991,558	1,424,664
General and administrative........................................	551,414	627,807	1,211,535	1,293,841
Total operating expenses..................................	1,084,700	1,376,383	2,203,093	2,718,505

Loss from operations........................................................	(90,957)	(712,855)	(285,155)	(1,110,974)

Other (expense) income:
Interest income...........................................................	8,700	80,296	29,032	199,241
Other expense, net......................................................	(29,937)	(12,769)	(43,057)	(43,410)
Total other (expense) income...........................	(21,237)	67,527	(14,025)	155,831

Loss before provision for income taxes.........................	(112,194)	(645,328)	(299,180)	(955,143)
Provision for income taxes..............................................	--	405,890	--	300,499
Net loss ..............................................................................	($112,194)	($1,051,218)	($299,180)	($1,255,642)

Net loss per common and common equivalent share
Basic and diluted........................................................	($0.01)	($0.13)	($0.04)	($0.16)

Weighted average number of common and common equivalent shares outstanding
Basic and diluted........................................................	7,964,938	7,923,019	7,952,462	7,919,229

FORWARD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEETS

	March 31,	September 30,
	2010	2009
Assets	(Unaudited)
Current assets:
Cash and cash equivalents...........................................................................................	$19,673,323	$20,103,502
Accounts receivable, net ..............................................................................................	3,630,737	3,259,462
Inventories, net...............................................................................................................	821,532	666,485
Prepaid expenses and other current assets................................................................	240,105	228,938
Total current assets..........................................................................................	24,365,697	24,258,387

Property, plant, and equipment, net.............................................................................	134,010	162,468
Other assets.....................................................................................................................	46,032	59,532
Total Assets........................................................................................................................	$24,545,739	$24,480,387

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable...........................................................................................................	$2,002,490	$1,824,091
Accrued expenses and other current liabilities...........................................................	211,758	133,857
Total liabilities...................................................................................................	2,214,248	1,957,948

Commitments and contingencies....................................................................................

Shareholders’ equity:
Preferred stock, par value $0.01 per share; 4,000,000 shares authorized; no shares issued......................................................................................................	--	--
Common stock, par value $0.01 per share; 40,000,000 shares authorized, 8,671,433 and 8,643,598 shares issued, respectively (including 706,410 held in treasury at both dates)...............................................................................	86,714	86,436
Capital in excess of par value........................................................................................	16,209,522	16,101,568
Treasury stock, 706,410 shares at cost .......................................................................	(1,260,057)	(1,260,057)
Retained earnings............................................................................................................	7,295,312	7,594,492
Total shareholders’ equity...............................................................................................	22,331,491	22,522,439
Total liabilities and shareholders’ equity......................................................................	$24,545,739	$24,480,387